Exhibit F.1a

Exhibit F.1a

AGL Resources Inc.
Consolidating Balance Sheets
As of December 31, 2003
Unaudited
		Distribution	Wholesale	Energy
	Consolidated	Operations	Services	Investments	Corporate (1)	Eliminations (1)
	AGL Resources Inc.	(Exhibit F.1b)	(Exhibit F.1c)	(Exhibit F.1d)	(Exhibit F.1e)	(Exhibit F.1e)
ASSETS
Current assets
Cash and Cash Equivalents	$16,482,726	$481,536	$-	$33,437	$15,967,752	$-
Receivables - net
Energy marketing	324,930,985	-	324,930,985	-	-	-
Gas	63,043,259	63,041,230	-	-	2,029	-
Other	11,745,479	3,315,945	-	804,250	7,625,284	-
Intercompany	-	32,279,492	21,592,486	23,189,354	529,792,703	(606,854,035)	A
Unbilled revenues	39,863,468	39,863,468	-	-	-	-
Inventories
Natural gas stored underground	197,834,239	117,390,594	80,443,645	-	-	-
Liquefied natural gas	7,909,010	7,909,010	-	-	-	-
Materials and supplies	3,703,700	3,547,900	-	152,097	3,704	-
Unrecovered ERC - current portion	24,496,523	24,496,523	-	-	-	-
Unrecovered PRP costs - current portion	22,126,232	22,126,232	-	-	-	-
Energy marketing and risk management asset - current portion	13,054,708	-	13,054,708	-	-	-
Unrecovered seasonal rates	10,787,596	10,787,596	-	-	-	-
Other current assets	11,385,563	36,436,399	4,816,045	2,206,628	4,181,842	(36,255,351)	B
Total current assets	747,363,488	361,675,924	444,837,869	26,385,766	557,573,313	(643,109,386)

Investment and equity in associated companies	-	-	-	(3,307,455)	780,395,883	(777,088,428)	C

Property, plant and equipment
Property, plant and equipment	3,402,247,725	3,222,126,009	6,170,313	69,748,150	104,203,254	-
Less accumulated depreciation	1,049,810,433	1,019,098,602	242,045	4,265,163	26,204,623	-
Property, plant and equipment - net	2,352,437,293	2,203,027,407	5,928,268	65,482,987	77,998,631	-

Deferred debits and other assets
Unrecovered PRP costs	409,651,619	409,651,619	-	-	-	-
Goodwill	176,644,369	176,184,977	-	459,392	-	-
Unrecovered ERC	154,870,269	154,869,989	-	280	-	-
Investments in equity interests	101,282,501	-	-	101,282,501	3,474,231	(3,474,231)	C
Unrecovered postretirement benefits costs	9,388,689	9,388,689	-	-	-	-
Intercompany notes receivable	-	-	-	-	1,279,804,098	(1,279,804,098)	D
Energy marketing and risk management asset	141,563	-	141,563	-	-	-
Other	26,044,343	10,071,998	9,049,014	734,496	6,188,836	-
Total deferred debits and other assets	878,023,354	760,167,272	9,190,577	102,476,669	1,289,467,165	(1,283,278,329)
Total assets	$3,977,824,134	$3,324,870,603	$459,956,713	$191,037,968	$2,705,434,992	$(2,703,476,143)

(1) Eliminations are combined with and reported
as part of the Corporate Segment for reporting
under the Securities Exchange Act of 1934.

Exhibit F.1a

AGL Resources Inc.
Consolidating Balance Sheets
As of December 31, 2003
Unaudited
		Distribution	Wholesale	Energy
	Consolidated	Operations	Services	Investments	Corporate (1)	Eliminations (1)
	AGL Resources Inc.	(Exhibit F.1b)	(Exhibit F.1c)	(Exhibit F.1d)	(Exhibit F.1e)	(Exhibit F.1e)
LIABILITIES AND CAPITALIZATION
Current liabilities
Energy marketing trade payable	$329,033,323	$-	$329,033,323	$-	$-	$-
Short-term debt	306,426,331	-	2,926,331	-	303,500,000	-
Accrued PRP costs - current portion	81,648,713	81,648,713	-	-	-	-
Current portion of long-term debt	77,000,000	77,000,000	-	-	-	-
Accounts payable - trade	73,675,196	19,299,213	67,036,965	846,239	22,748,130	(36,255,351)	B
Accrued ERC - current portion	40,250,078	40,250,078	-	-	-	-
Customer deposits	24,378,418	14,481,353	9,885,610	11,455	-	-
Accrued interest	20,908,001	6,040,595	-	-	14,867,407	-
Accrued wages and salaries	18,489,986	2,069,862	2,492,163	117,305	13,810,657	-
Energy marketing and risk management liability - current portion	17,291,617	-	17,291,617	-	-	-
Accrued taxes	14,674,139	76,137,723	9,838,455	44,358,710	(115,660,750)	-
Intercompany payables	-	366,981,934	9,131,212	53,258,882	177,482,007	(606,854,035)	A
Other	50,558,898	40,791,958	245,873	2,625,888	6,895,178	-
Total current liabilities	1,054,334,700	724,701,429	447,881,548	101,218,479	423,642,629	(643,109,386)

Accumulated deferred income taxes	376,319,441	368,166,810	(4,382,629)	10,073,905	2,461,355	-

Long-term liabilities
Accrued PRP costs	322,662,732	322,662,732	-	-	-	-
Accumulated removal costs	102,408,443	102,408,443	-	-	-	-
Accrued postretirement benefit costs	51,024,562	56,198,728	3,600	21,200	(5,198,965)	-
Accrued ERC	42,608,504	42,608,504	-	-	-	-
Accrued pension obligations	38,534,249	4,646,064	3,500	(255,319)	34,140,004	-
Energy marketing and risk management liability	1,057,682	-	1,057,682	-	-	-
Other	10,255,809	-	10,246,171	9,638	-	-
Total long-term liabilities	568,551,981	528,524,471	11,310,954	(224,481)	28,941,039	-

Deferred credits
Unamortized investment tax credit	18,898,160	18,898,160	-	-	-	-
Regulatory tax liability	12,620,087	12,620,087	-	-	-	-
Other	45,721,929	4,785,239	-	33,684,768	7,251,921	-
Total deferred credits	77,240,175	36,303,486	-	33,684,768	7,251,921	-

Capitalization
Long-term debt	730,829,648	393,067,598	-	-	1,617,566,148	(1,279,804,098)	D
Preferred securities	225,267,183	-	-	-	225,267,183	-
Common shareholders' equity
Common stock	322,546,727	637,124,504	201	175,200	322,546,727	(637,299,905)	C
Premium on common stock	325,597,939	393,974,858	(8,245,887)	20,098,143	322,667,913	(402,897,089)	C
Earnings reinvested	337,919,169	243,007,447	13,392,527	25,464,544	(203,579,684)	259,634,335	C
Other comprehensive income	(40,408,181)	-	-	547,410	(40,955,591)	-
Shares held in treasury and trust	(374,648)	-	-	-	(374,648)	-
Common shareholders' equity	945,281,005	1,274,106,809	5,146,841	46,285,297	400,304,718	(780,562,659)
Total capitalization	1,901,377,836	1,667,174,407	5,146,841	46,285,297	2,243,138,048	(2,060,366,757)
Total liabilities and capitalization	$3,977,824,134	$3,324,870,603	$459,956,713	$191,037,968	$2,705,434,992	$(2,703,476,143)

Consolidation and Elimination Entries:

A - Eliminate intercompany receivable/payable balances.
B - Eliminate VNG receivable from SEM for assigned gas inventory.
C - Eliminate AGL Resources' investment in:
AGLC
VNG
CGC
GNG
AGLI
GERIC
- Eliminate AGLI's investment in:
Sequent
AGL Networks
Southeastern LNG
AGL Propane Services, Inc.
AGL Energy Corporation
Pivotal Energy Services, Inc.
D - Eliminate VNG note payable to AGL Resources.

NOTES:

Balance sheets are not included in Exhibits F.1a - F.1e for the following inactive entities listed in Item 1:
AGL Macon Holdings, Inc.
TES, Inc.
Atlanta Gas Light Services, Inc.
Georgia Natural Gas Services, Inc.
Sequent Energy Marketing, L.P.
Georgia Energy Company
AGL Capital Trust III
AGL Interstate Pipeline Company
Energy Risk Insurance Services Corporation

Financial statements for AGL Resources' non-profit entities are not provided.

AGL Resources Inc. accounts for its investment in SouthStar Energy Services LLC using the equity method.  Financial results for SouthStar are recorded to AGL Resources' subsidiary, Georgia Natural Gas Company.  Independent financial statements for SouthStar are not provided.

US Propane, LP; US Propane, LLC; and Heritage Propane Partners, L.P. are considered system companies per the Public Utility Holding Company Act of 1935, as amended, but are not subsidiaries of AGL Resources.  Accordingly, financial statements for these entities are not provided.